Exhibit 99.1

Investor Contact:	Brendon Frey, ICR
(203) 682-8200
Brendon.Frey@icrinc.com

Media Contact:	Katy Michael/Crocs Inc.
(303) 848-7000
kmichael@crocs.com

Crocs Inc. Reports Fourth Quarter and Full Year 2014 Financial Results

Revenues in line with expectations

NIWOT, COLORADO — February 26, 2015 — Crocs Inc. (NASDAQ: CROX) today reported financial results for the fourth quarter and full year ended December 31, 2014.

Full Year and Fourth Quarter Financial Highlights:

•                  GAAP revenue increased 0.5% year over year to $1.2 billion.  On a constant currency basis, revenue increased 1.8% as compared to the prior year.  For the fourth quarter, revenue was $206.5 million a decline of 9.7% as compared to the fourth quarter of 2013.  On a constant currency basis, fourth quarter revenue declined 5%.

•                  Net loss attributable to common stockholders on a GAAP basis was $0.22 per diluted share for the year and $0.70 per diluted share for the fourth quarter. Excluding certain non-recurring and special charges, the company reported non-GAAP adjusted net income attributable to common stockholders of $50.0 million for the year and a non-GAAP adjusted net loss of $30.0 million for the fourth quarter.

Gregg Ribatt, Chief Executive Officer, said: “We delivered fourth quarter sales in line with expectations. Our business was essentially flat to last year, on a constant currency basis across all regions including the Americas, Europe, Japan and Asia with the exception of Latin America and China. We believe the strategy the company outlined last July, will position Crocs for sustained success in the future.  We are making meaningful progress on implementing the strategy including: strengthening our brand; elevating our product stories while eliminating non-core categories; evolving our international business to focus on our six core markets while building best in class partnerships in the rest of the world; strengthening our relationships with key wholesale partners; improving our direct to consumer capabilities; simplifying our business model; and, building a best in class team.  More specifically, in the second half of 2014 the company eliminated non-core product categories, closed more than 100 stores, reduced headcount, and simplified our international operations. We are confident these moves will enable us to streamline our business model, focus on our biggest and most meaningful opportunities, and position the company for growth in the future.”

Financial Review

Fourth quarter operating results

In the fourth quarter of 2014, the company incurred a GAAP net loss attributable to common stockholders of $56.9 million or $0.70 per diluted share, compared with a net loss of $66.9 million or $0.76 per diluted share in the same quarter of the prior year.

As outlined in detail in the non-GAAP reconciliations set forth later in this press release, the company recorded $26.8 million in non-recurring and special charges (of which $15.3 million were non-cash charges) in the fourth quarter of 2014; compared with $49.2 million in non-recurring and special charges (of which $46.5 million were non-cash charges) in the fourth quarter of 2013.

Excluding these items, the company reported a non-GAAP adjusted net loss attributable to common stockholders of $30.0 million in the quarter or compared with a non-GAAP adjusted net loss of $17.7 million in the fourth quarter of 2013.

Full year 2014 operating results

The company generated net loss attributable to common stockholders of $19.0 million or $0.22 per diluted share for the full year ended 2014, compared with net income of $10.4 million or $0.12 per diluted share in 2013.

As outlined in detail in the non-GAAP reconciliations set forth later in this press release, the company recorded $69 million in non-recurring and special charges (of which $27.7 million were non-cash charges) for the year ended 2014; compared with $62.4 million in non-recurring and special charges (of which $49.3 million were non-cash charges) for the full year 2013.

Excluding these items, the company generated non-GAAP adjusted net income attributable to common stockholders of $50.0 million for the year ended 2014 compared with non-GAAP adjusted net income of $72.8 million during 2013.

Balance Sheet

Cash and cash equivalents at December 31, 2014, amounted to $267.5 million.  Inventory was $171.0 million at the end of 2014 compared with $162.3 million on December 31, 2013.

Financial Outlook

Mr. Ribatt continued, “As we look forward, 2015 will be a transition period for the company.  Our business continues to stabilize across all of our regions while we address the continuing challenges of the stronger US dollar and our China business.  We expect Q1 revenues to be down on a constant currency basis by 10% to 12%, to a range of $260 to $265 million, driven primarily by declines in our China business.  We expect the declines to moderate substantially in Q2 and growth to return in the second half of 2015 as many of the strategic changes we implemented in late 2014 positively impact the business.”

Stock Repurchase

The company repurchased 10.6 million shares of common stock in 2014 of which 4.5 million shares were repurchased in the fourth quarter of 2014 at an average price of $12.38.  The company ended the year at 78.5 million common shares outstanding and fourth quarter weighted average shares outstanding was 80.9 million.

Conference Call Information

A teleconference call to discuss fourth quarter and full year 2014 results is scheduled for today, Thursday, February 26, 2015, at 5:00 p.m. EST.  The call participation number is (888) 771-4371. A recording of the conference call will be available two hours after the completion of the call at (888) 843-7419. International participants can dial (847) 585-4405 to take part in the conference call and can access a replay of the call at (630) 652-3042. All of the above calls will require the input of the conference identification number 39040660. The call also will be streamed on the Crocs website, www.crocs.com.  An audio recording of the conference call will be available at www.crocs.com through March 28, 2015

About Crocs, Inc.

Crocs, Inc. (Nasdaq:CROX) is a world leader in innovative casual footwear for men, women and children. Crocs offers a broad portfolio of all-season products, while remaining true to its core molded footwear heritage. All Crocs™ shoes feature Croslite™ material, a proprietary, revolutionary technology that gives each pair of shoes the soft, comfortable, lightweight, non-marking and odor-resistant qualities that Crocs fans know and love. Crocs celebrates the fun of being a little different and encourages fans to “Find Your Fun” in every colorful pair of shoes. Since its inception in 2002, Crocs has sold more than 300 million pairs of shoes in more than 90 countries around the world.

Visit www.crocs.com for additional information.

The matters regarding the future discussed in this news release include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding prospects, investments in our business and outlook. These statements involve known and unknown risks, expectations, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: macroeconomic issues, including, but not limited to, the current global financial conditions; the effect of competition in our industry; our ability to effectively manage our future growth or declines in revenue; changing fashion trends; our ability to maintain and expand revenues and gross margin; our ability to accurately forecast consumer demand for our products; our ability to develop and sell new products; our ability to obtain and protect intellectual property rights; the effect of potential adverse currency exchange rate fluctuations and other international operating risks; our ability to open and operate additional retail locations; and other factors described in our most recent annual report on Form 10-K under the heading “Risk Factors” and our subsequent filings with the Securities and Exchange Commission. Readers are encouraged to review that section and all other disclosures appearing in our filings with the Securities and Exchange Commission.

All information in this document speaks as of February 26, 2015.  We do not undertake any obligation to update publicly any forward-looking statements, including, without limitation, any estimate regarding revenues or earnings, whether as a result of the receipt of new information, future events, or otherwise.

CROCS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended		Year Ended
	December 31,		December 31,
($ thousands, except per share data)	2014	2013	2014	2013
Revenues	$206,473	$228,673	$1,198,223	$1,192,680
Cost of sales	128,570	125,772	603,893	569,482
Restructuring charges	1,373	—	3,985	—
Gross profit	76,530	102,901	590,345	623,198
Selling, general and administrative expenses	131,468	135,035	565,712	549,154
Restructuring charges	6,637	—	20,532	—
Asset impairment charges	2,997	10,747	8,827	10,949
Income (loss) from operations	(64,572)	(42,881)	(4,726)	63,095
Foreign currency transaction losses, net	607	221	4,885	4,678
Interest income	(360)	(756)	(1,664)	(2,432)
Interest expense	121	497	806	1,016
Other income, net	184	(306)	(204)	(126)
Income (loss) before income taxes	(65,124)	(42,537)	(8,549)	59,959
Income tax (benefit) expense	(12,030)	24,396	(3,623)	49,539
Net income (loss)	$(53,094)	$(66,933)	(4,926)	$10,420
Dividends on Series A convertible preferred stock	3,068	—	11,301	—

Dividend equivalents on Series A convertible preferred stock related to redemption value accretion and beneficial conversion feature	705	—	2,735	—
Net income (loss) attributable to common stockholders	$(56,867)	$(66,933)	$(18,962)	$10,420
Net income (loss) per common share:
Basic	$(0.70)	$(0.76)	$(0.22)	$0.12
Diluted	$(0.70)	$(0.76)	$(0.22)	$0.12

CROCS, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES (UNAUDITED)

In addition to financial measures presented on the basis of accounting principles generally accepted in the United States of America (“U.S. GAAP”), we present current period ‘adjusted results’, which are non-GAAP financial measures. Adjusted results of operations exclude the impact of items that management believes affect the comparability or underlying business trends in our condensed consolidated financial statements in the periods presented.

Management uses adjusted results to assist in comparing business trends from period to period on a consistent basis without regard to the impact of non-GAAP adjustments in communications with the board of directors, stockholders, analysts and investors concerning our financial performance. We believe that these non-GAAP measures are used by, and are useful to, investors and other users of our financial statements in evaluating operating performance by providing better comparability between reporting periods because they provide an additional tool to evaluate our performance without regard to non-GAAP adjustments that may not be indicative of overall business trends. They also provide a better baseline for analyzing trends in our operations. We do not suggest that investors should consider these non-GAAP measures in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP.

	Three Months Ended		Year Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Cost of sales and restructuring charges reconciliation:
GAAP cost of sales and restructuring charges	$129,943	$125,772	$607,878	$569,482
Inventory write-down (1)	(6,168)	(3,419)	(7,064)	(3,419)
Reorganization charges (2)	(3,891)	—	(3,806)	—
Restructuring charges (2)	(1,373)	—	(3,985)	—
Non-GAAP cost of sales and restructuring charges	$118,511	$122,353	$593,023	$566,063

Gross margin reconciliation:
GAAP gross margin	37.1%	45.0%	49.3%	52.3%
Inventory write-down (1)	3.0	1.5	0.6	0.2
Reorganization charges (2)	1.9	—	0.3	—
Restructuring charges (2)	0.7	—	0.3	—
Non-GAAP gross margin	42.6%	46.5%	50.5%	52.5%

Selling, general and administrative expenses (“SG&A”), restructuring charges and asset impairment charges reconciliation:
GAAP SG&A, restructuring charges and asset impairment charges	$141,102	$145,782	$595,071	$560,103
Restructuring charges (2)	(6,637)	—	(20,532)	—
New ERP implementation (3)	(2,160)	(2,060)	(13,268)	(8,893)
Retail asset impairment charges (4)	(2,997)	(10,408)	(8,827)	(16,704)
Goodwill impairment charges (5)	—	(339)	—	(339)
Reorganization charges (2)	(3,175)	(466)	(8,872)	(466)
Legal settlement (6)	(446)	(5,714)	(2,646)	(5,714)
Non-GAAP SG&A, restructuring charges and asset impairment charges	$125,687	$126,795	$540,926	$527,987

Net income attributable to common stockholders reconciliation:
GAAP net income attributable to common stockholders reconciliation:	$(56,867)	$(66,933)	$(18,962)	$10,420
Restructuring charges (2)	8,010	—	24,517	—
New ERP implementation (3)	2,160	2,060	13,268	8,893
Retail asset impairment charges (4)	2,997	10,408	8,827	16,704
Goodwill impairment charges (5)	—	339	—	339
Reorganization charges (2)	7,066	466	12,678	466
Inventory write-down (1)	6,168	3,419	7,064	3,419
Legal settlement (6)	446	5,714	2,646	5,714
Income tax expense (7)	—	26,831	—	26,831
Non-GAAP net income (loss) attributable to common stockholders	$(30,020)	$(17,696)	$50,038	$72,786

(1) This relates to a write-off of obsolete inventory.

(2) This relates to severance expenses, bonuses, store closure costs, consulting fees and other expenses related to recent restructuring and reorganization activities and our investment agreement with Blackstone. Reorganization activities also includes the net expenses related to the resolution of a statutory tax audit in Brazil.

(3) This represents operating expenses related to the implementation of our new ERP system and the add-back of accelerated depreciation and amortization on tangible and intangible items related to our current ERP system and supporting platforms that will no longer be utilized once the implementation of a new ERP is complete.

(4) This represents retail asset impairment charges for certain underperforming locations in our Americas, Asia Pacific and Europe segments.

(5) This is related to a portion of our Crocs Benelux B.V. business purchased by our Crocs Stores B.V. subsidiary in July 2012.

(6) This represents legal settlement expenses.

(7) This represents the add-back of certain income tax expenses (benefits). The three month and year-ended December 31, 2013 includes a non-recurring tax expense related to our cash repatriation strategy as well as a valuation allowance adjustment.

CROCS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of December 31,
($ thousands, except number of shares)	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$267,512	$317,144
Accounts receivable, net of allowances of $32,392 and $10,513, respectively	101,217	104,405
Inventories	171,012	162,341
Deferred tax assets, net	4,190	4,440
Income tax receivable	9,332	10,630
Other receivables	11,989	11,942
Prepaid expenses and other current assets	30,156	29,175
Total current assets	595,408	640,077
Property and equipment, net	68,288	86,971
Intangible assets, net	97,337	72,315
Goodwill	2,044	2,507
Deferred tax assets, net	17,886	19,628
Other assets	25,968	53,661
Total assets	$806,931	$875,159

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$42,923	$57,450
Accrued expenses and other current liabilities	80,216	97,111
Deferred tax liabilities, net	11,869	11,199
Accrued restructuring	4,511	—
Income taxes payable	9,078	15,992
Current portion of long-term borrowings and capital lease obligations	5,288	5,176
Total current liabilities	153,885	186,928
Long-term income tax payable	8,843	36,616
Long-term borrowings and capital lease obligations	6,381	11,670
Long-term accrued restructuring	348	—
Other liabilities	12,277	15,201
Total liabilities	181,734	250,415

Commitments and contingencies
Series A convertible preferred stock, par value $0.001 per share, 1,000,000 shares authorized, 200,000 shares issued and outstanding, redemption amount and liquidation preference of $203,067 and $0 at December 31, 2014 and 2013, respectively	172,679	—

Stockholders’ equity:
Preferred stock, par value $0.001 per share, 4,000,000 shares authorized, none outstanding	—	—
Common stock, par value $0.001 per share, 250,000,000 shares authorized, 92,325,201 and 78,516,566 shares issued and outstanding, respectively, as of December 31, 2014 and 91,662,656 and 88,450,203 shares issued and outstanding, respectively, as of December 31, 2013	92	92
Treasury stock, at cost, 13,808,635 and 3,212,453 shares as of December 31, 2014 and 2013, respectively	(200,424)	(55,964)
Additional paid-in capital	345,732	321,532
Retained earnings	325,470	344,432
Accumulated other comprehensive income (loss)	(18,352)	14,652
Total stockholders’ equity	452,518	624,744
Total liabilities, commitments and contingencies and stockholders’ equity	$806,931	$875,159

CROCS, INC. AND SUBSIDIARIES

CHANNEL REVENUES (UNAUDITED)

	Three Months Ended December 31,		Change		Constant Currency Change (1)
($ thousands)	2014	2013	$	%	$	%
Channel revenues:
Wholesale:
Americas	$39,628	$43,277	$(3,649)	(8.4)%	$(2,445)	(5.6)%
Asia Pacific	18,816	32,556	(13,740)	(42.2)	(12,995)	(39.9)
Japan	10,333	12,310	(1,977)	(16.1)	(559)	(4.5)
Europe	21,514	23,526	(2,012)	(8.6)	576	2.4

Other businesses	187	54	133	246.3	141	261.1

Total Wholesale	90,478	111,723	(21,245)	(19.0)	(15,282)	(13.7)
Consumer-direct:
Retail:
Americas	47,129	46,141	988	2.1	1,357	2.9
Asia Pacific	24,097	26,083	(1,986)	(7.6)	(1,179)	(4.5)
Japan	5,755	5,941	(186)	(3.1)	607	10.2
Europe	10,465	11,773	(1,308)	(11.1)	331	2.8
Total Retail	87,446	89,938	(2,492)	(2.8)	1,116	1.2
Internet:
Americas	16,995	17,256	(261)	(1.5)	(142)	(0.8)
Asia Pacific	5,858	2,418	3,440	142.3	3,582	148.1
Japan	1,609	1,797	(188)	(10.5)	34	1.9
Europe	4,087	5,541	(1,454)	(26.2)	(1,002)	(18.1)

Total Internet	28,549	27,012	1,537	5.7	2,472	9.2
Total revenues:	$206,473	$228,673	$(22,200)	(9.7)%	$(11,694)	(5.1)%

	Three Months Ended December 31,		Change		Constant Currency Change(1)
($ thousands)	2014	2013	$	%	$	%
Regional Revenue:
Americas	$103,752	$106,674	$(2,922)	(2.7)%	$(1,230)	(1.2)%
Asia Pacific	48,771	61,057	(12,286)	(20.1)	(10,592)	(17.3)
Japan	17,697	20,048	(2,351)	(11.7)	82	0.4
Europe	36,066	40,840	(4,774)	(11.7)	(95)	(0.2)
Other businesses	187	54	133	246.3	141	261.1
Total revenues:	$206,473	$228,673	$(22,200)	(9.7)%	$(11,694)	(5.1)%

	Year Ended December 31,		Change		Constant Currency Change(1)
($ thousands)	2014	2013	$	%	$	%
Channel revenues:
Wholesale:
Americas	$228,615	$239,104	$(10,489)	(4.4)%	$(7,286)	(3.0)%
Asia Pacific	210,924	212,761	(1,837)	(0.9)	(449)	(0.2)
Japan	79,686	90,426	(10,740)	(11.9)	(5,176)	(5.7)
Europe	147,561	131,215	16,346	12.5	16,189	12.3

Other businesses	794	254	540	212.6	533	209.8

Total Wholesale	667,580	673,760	(6,180)	(0.9)	3,811	0.6
Consumer-direct:
Retail:
Americas	206,053	202,925	3,128	1.5	4,552	2.2
Asia Pacific	123,597	120,020	3,577	3.0	2,768	2.3
Japan	35,867	36,566	(699)	(1.9)	1,745	4.8
Europe	60,309	58,507	1,802	3.1	3,240	5.5
Total Retail	425,826	418,018	7,808	1.9	12,305	2.9
Internet:
Americas	55,247	56,523	(1,276)	(2.3)	(960)	(1.7)
Asia Pacific	15,928	9,971	5,957	59.7	6,208	62.3
Japan	7,908	7,871	37	0.5	659	8.4
Europe	25,734	26,537	(803)	(3.0)	(868)	(3.3)

Total Internet	104,817	100,902	3,915	3.9	5,039	5.0
Total revenues:	$1,198,223	$1,192,680	$5,543	0.5%	$21,155	1.8%

	Year Ended December 31,		Change		Constant Currency Change(1)
($ thousands)	2014	2013	$	%	$	%
Regional Revenue:
Americas	$489,915	$498,552	$(8,637)	(1.7)%	$(3,694)	(0.7)%
Asia Pacific	350,449	342,752	7,697	2.2	8,527	2.5
Japan	123,461	134,863	(11,402)	(8.5)	(2,772)	(2.1)
Europe	233,604	216,259	17,345	8.0	18,561	8.6
Other businesses	794	254	540	212.6	533	209.8
Total revenues:	$1,198,223	$1,192,680	$5,543	0.5%	$21,155	1.8%

(1) Reflects quarter-over-quarter and year-over-year change as if the current period results were in “constant currency,” which is a non-GAAP financial measure. Constant currency is a measure utilized by management in which current period results have been restated using 2014 average foreign exchange rates for the comparative period to enhance the visibility of the underlying business trends by excluding the impact of foreign currency exchange rate fluctuations. We do not suggest that investors should consider this non-GAAP measure in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP.

CROCS, INC. AND SUBSIDIARIES

RETAIL STORE COUNTS (UNAUDITED)

	September 30,			December 31,
Company-operated retail locations:	2014	Opened	Closed	2014
Type:
Kiosk/Store in Store	100	3	(3)	100
Retail Stores	329	1	(19)	311
Outlet Stores	176	1	(3)	174
Total	605	5	(25)	585
Operating segment:
Americas	211	—	(1)	210
Asia Pacific	222	4	(22)	204
Japan	53	1	—	54
Europe	119	—	(2)	117
Total	605	5	(25)	585

	December 31,			December 31,
Company-operated retail locations:	2013	Opened	Closed	2014
Type:
Kiosk/Store in Store	122	8	(30)	100
Retail Stores	327	40	(56)	311
Outlet Stores	170	22	(18)	174
Total	619	70	(104)	585
Operating segment:
Americas	216	16	(22)	210
Asia Pacific	236	38	(70)	204
Japan	49	6	(1)	54
Europe	118	10	(11)	117
Total	619	70	(104)	585

CROCS, INC. AND SUBSIDIARIES

COMPARABLE STORE SALES (UNAUDITED)

	Constant Currency	Constant Currency
	Three Months Ended	Three Months Ended
Comparable store sales (1)	December 31, 2014 (2)	December 31, 2013 (2)
Americas	(3.3)%	(7.9)%
Asia Pacific	(3.4)	5.4
Japan	0.8	(9.7)
Europe	1.1	0.7
Global	(2.4)%	(4.0)%

	Constant Currency	Constant Currency
	Year Ended	Year Ended
Comparable store sales (1)	December 31, 2014 (2)	December 31, 2013 (2)
Americas	(4.4)%	(5.8)%
Asia Pacific	(4.6)	6.9
Japan	(4.8)	(15.0)
Europe	0.7	2.4
Global	(3.7)%	(2.7)%

(1) Comparable store status is determined on a monthly basis. Comparable store sales begin in the thirteenth month of a store’s operation. Stores in which selling square footage has changed more than 15% as a result of a remodel, expansion or reduction are excluded until the thirteenth month in which they have comparable prior year sales. Temporarily closed stores are excluded from the comparable store sales calculation during the month of closure. Location closures in excess of three months are excluded until the thirteenth month post re-opening. Comparable store sales exclude the impact of our internet channel revenues and are calculated on a currency neutral basis using historical annual average currency rates.

(2) Reflects quarter-over-quarter and year-over-year change as if the current period results were in “constant currency,” which is a non-GAAP financial measure. Constant currency is a measure utilized by management in which current period results have been restated using 2014 and 2013 average foreign exchange rates, respectively, for the comparative period to enhance the visibility of the underlying business trends by excluding the impact of foreign currency exchange rate fluctuations. We do not suggest that investors should consider this non-GAAP measure in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP.